UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 12, 2005

                        SYMBOLLON PHARMACEUTICALS, INC.
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             (Exact name of Registrant as specified in its charter)

        Delaware                   0-22872                  36-3463683
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(State or other jurisdiction     (Commission            (I.R.S. Employer
    of incorporation)            File Number)           Identification No.)

                37 Loring Drive, Framingham, Massachusetts 01702
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (508) 620-7676
                                 --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement

                  Effective on April 12, 2005 Symbollon Pharmaceuticals, Inc. entered into an exclusive worldwide licensing and co-marketing agreement covering the use of IoGen for the treatment of cyclic pain and tenderness in humans with Bioaccelerate Holdings Inc. Under the terms of the agreement, Bioaccelerate will fund ongoing Phase III development of IoGen through its wholly owned subsidiary, Amilar Pharmaceuticals. Bioaccelerate has the primary responsibility for the commerciatizaton of IoGen, and Symbollon will oversee the future clinical development efforts necessary to seek marketing approval for IoGen. The parties will share in any net profits upon commercialization. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.


Item 9.01         Financial Statements and Exhibits

                  (c) Exhibits.

                  99.1 April 13, 2005 Press Release of the Company and Bioaccelerate Holdings Inc.





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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2005

                                     SYMBOLLON PHARMACEUTICALS, INC.



                                     By:   /s/ Paul C. Desjourdy
                                         ---------------------------------
                                         Paul C. Desjourdy
                                         President, Chief Operating Officer
                                         and Chief Financial Officer





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                                INDEX TO EXHIBITS


 Exhibit No.                       Description                          Page No.
 -----------                       -----------                          --------

    99.1 April 13, 2005 Press Release of the Company and Bioaccelerate Holdings Inc.